                                                       EXHIBIT A

                          KOLL REAL ESTATE GROUP, INC.

                            WORLDWIDE SUBSIDIARY LIST


                                                       Percentage     State/Country of
                                                       Ownership      Incorporation
                                                       ----------     ----------------
Hengro Fifteen Inc.                                         100       Delaware
Henley Disc Media, Inc.                                     100       Delaware
Henley Facilities, Inc.                                     100       Delaware
Henley Group, Inc., The                                     100       Delaware
     New Henley Holdings Inc.                               100       Delaware
          Air Correction International, Inc.                100       Delaware
          GCC Patents Holding Company Inc.                  100       Delaware
          Hengro Fourteen Inc.                              100       Delaware
          Hengro Ten Inc.                                   100       Delaware
          Hengro Thirteen Inc.                              100       Delaware
          Henley Deltec Holdings Inc.                       100       Delaware
               Henley Deltec Corporation                    100       Delaware
          Henley Investments, Inc. Two                      100       Delaware
          IRE Corporation                                   100       Indiana
               H I Industries Corporation                   100       Florida
          LJC Investments, Inc.                             100       Delaware
          Moore International Inc.                           80       Delaware
          Newco A.C. Corporation                            100       Delaware
          Nichols Engineering & Research Corporation        100       Delaware
          Procon International Inc.                         100       Delaware
               Procon Incorporated                          100       Delaware
                    Procofrance, S.A.                       100       France
                    Procon (Great Britain) Limited          100       United Kingdom
          Pullman Environmental Services Inc.               100       Delaware
          Pullman Passenger Car Company Inc.                100       Delaware
          Pullman Swindell Ltd.                             100       United Kingdom
          Trailmobile International Ltd.                    100       Delaware
               Pullman Trailmobile de Mexico S.A. de C.V.   100       Mexico
          Trailmobile Leasing Corp.                         100       Delaware
          W.O.L. Corporation                                100       Delaware
          W: W. C. Corporation                              100       Delaware
          Wheelabrator Export Corporation                   100       Delaware
Henley Holdings Two Inc.                                    100       Delaware
     Signal Landmark Holdings Inc.                          100       Delaware
          Signal Landmark                                   100       California
               Calumet Real Estate Inc.                     100       Delaware
               Newport Realty Corp.                         100       California
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
               Signal Bolsa Corporation                     100       California
               Signal Hawaii, Inc.                          100       Hawaii
               Signal Puako Corporation                     100       Hawaii
               Eagle Crest Country Club, Inc.               100       California
               Glenwood Properties                           50       California
               Signal Development Corporation               100       California
Henley/KNO Holding Inc.                                     100       Delaware
KREG Holdings Inc.                                          100       Delaware
     KREG Operating Co.                                     100       Delaware
          KREG - LA, Inc.                                    51       Delaware
          KREG - NC, Inc.                                    51       Delaware
          KREG - NW, Inc.                                    51       Delaware
          KREG - OC, Inc.                                    51       Delaware
          KREG - SD, Inc.                                    51       Delaware
          KREG - SW, Inc.                                    51       Delaware
NC Holding Company                                          100       Delaware
     Wentworth By The Sea, Inc.                           *  50       Delaware
Newco A. D. Corporation                                     100       South Carolina
Twenty Newco Inc.                                           100       Delaware
Wentworth Holdings Inc.                                     100       Delaware
     Wentworth By The Sea, Inc.                           *  50       Delaware
WESI Maryland Inc.                                          100       Delaware
WT/HRC Corporation                                          100       Illinois
     Heat Research Corporation                              100       Delaware


(*) Together NC Holding Company and Wentworth Holdings Inc. own 100% of Wentworth By The Sea, Inc.
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